Exhibit 10.32

Termination and Settlement Agreement (the “Settlement Agreement”) made this 24th day of April 2008, (the “Agreement”) by and between First Capital Business Development, LLC, a Colorado limited liability company, located at 16293 East Dorado Place, Centennial, CO 80015 (“FCBD”) and IPtimize, Inc., a Delaware corporation located at 2135 S. Cherry Street, Suite 200, Denver, Colorado 80222 (the “Company”). FCBD and the Company are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties are the parties to a Business Advisory Agreement dated March 9, 2007 as amended on September 5, 2007 and February 22, 2008 (collectively the “Agreement”); and

WHEREAS, pursuant to the Agreement the Company is indebted to FCBD for fees in the aggregate sum of $335,000 in cash; and

WHEREAS, pursuant to the Agreement the Company is obligated to reimburse FCBD for third party ‘pass through’ obligations incurred on the Company’s behalf including: (i) an aggregate of $147,926 in cash of which $113,926 has already been paid and $34,000 which is past due (the “Pass Through Cash”); and (ii) five year warrants to purchase an aggregate of 262,058 shares of the Company’s Common Stock, $.001 par value per share, at an exercise price of $.50 per share (the “Warrants”) and includable in the first Registration Statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Parties desire to terminate the Agreement and settle their respective obligations thereunder on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the capitalized terms used in this Settlement Amendment shall have the same meaning ascribed thereto in the Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged and accepted, the Parties hereby incorporate the foregoing recitals into this Settlement Agreement by reference and agree as follows:

1. Settlement. The Parties hereby agree, acknowledge and accept that the Company’s $369,000 total cash obligation to FCBD under the Agreement,; as well as its other payment obligations under the Agreement are hereby settled on the following terms and conditions:

A. Waiver: FCBD hereby irrevocably waives any and all right that it may have to: (i) the $70,000 in Acquisition Success Fees due it under the Agreement; and (ii) the Company’s 8% business combination success fee obligation to FCBD under the Agreement (the 8% Fee”);

B. Cash Payment: Simultaneously with the execution of this Agreement the Company shall pay to FCBD the sum of $159,000, the receipt of which is hereby acknowledged and accepted by FCBD subject only to collection;

C. Issuance of Common Stock: As soon as practicable following the execution of this Agreement but in no event later than April 28, 2008, and in full and complete settlement of the Company’s: (i) remaining $140,000 cash obligation to FCBD; (ii) 8% Fee obligation to FCBD; and (iii) $70,000 Acquisition Success Fee obligation to FCBD, the Company shall cause the original issuance and delivery to FCBD of three certificates (in such denominations as FCBD shall indicate to the Company in writing) aggregating 311,111 shares of the Company’s Common Stock, $.001 par value per share, valued for the purpose of this Settlement Agreement at $.45 per share, (the “Settlement Shares”). The Settlement Shares shall remain restricted securities until the earlier of one year from the date of this Agreement or the Company’s filing of a Registration Statement (as that term is defined in Section 1D below; and

D. Registration Rights. The Company covenants and agrees to register the Settlement Shares in the first Registration Statement filed by the Company under the Securities Act in accordance with the following:

1.) If at any time during the two years following the execution of this Agreement, the Company proposes to file a Registration Statement under the Securities Act (a “Registration Statement”), it will at such time give written notice to FCBD of its intention to do so. Upon written request of FCBD, given within 15 days after the giving of any such notice by the Company, the Company will advise FCBD that it shall include the Settlement Shares in the Registration Statement. If, however, the offering to which the Registration Statement relates is to be distributed by or through an underwriter approved by the Company, FCBD may at its option agree to sell the Settlement Shares through such underwriter on the same terms and conditions as the underwriter agrees to sell the other securities proposed to be registered. In addition, if such underwriter determines that the inclusion of all the Settlement Shares would have an adverse effect on the offering, FCBD shall be entitled to participate in the underwriting and register the Settlement Shares on a pro rata basis or in such other quantities of the Settlement Shares as the underwriter may determine. If FCBD elects not to sell the Settlement Shares through such underwriter, FCBD may use the Registration Statement to register the Settlement Shares under the Securities Act within 60 days after the Registration Statement becomes effective;

2.) The Company covenants and agrees that it shall prepare and promptly file with the Securities and Exchange Commission (the “Commission”) all amendments, post-effective amendments and supplements to the Registration Statement as may be necessary under the Securities Act and the regulations of the Commission to permit the sale of the Settlement Shares to the public;

3.) The rights of FCBD pursuant to this Section 1 C. may be exercised only by FCBD or any affiliate thereof.

2. Termination of the Agreement. Subject to the Company fulfilling its obligations under Section 1, the Parties hereby agree, acknowledge and accept that the Agreement is hereby terminated effective as of the date of this Settlement Agreement, and shall no longer be in force or effect. Notwithstanding the foregoing, FCBD covenants and agrees to provide counsel and guidance to the Company’s Chief Executive Officer concerning the organization of the Company’s permanent financing expected to be consummated during the third or fourth quarter of 2008 (the “Permanent Financing”) and to introduce the Company’s Chief Executive Officer to potential sources of capital for the Permanent Financing. FCBD covenants and agrees to perform these services without compensation except for the current reimbursement of FCBD’s expenses.

3. Representations and Warranties. The Parties represent and warrant to each other as follows:

A. Legal Action, No Violation. All legal action necessary to authorize, execute and implement this Agreement and transactions contemplated hereby have been taken by the Parties. When executed and delivered, this Agreement will be a binding obligation of the Parties enforceable in accordance with its terms;

B. Legal Existence. FCBD is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado with power and authority to conduct its business as presently contemplated and the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with power and authority to conduct its business as presently contemplated;

C. Valid Issuance. The Settlement Shares when issued and delivered to FCBD will be duly and validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof;

D. Due Diligence. FCBD has had an opportunity to examine and make copies of such books and records of the Company and to ask questions of the Company and its executive officers and directors as FCBD deems necessary to satisfy FCBD’s due diligence obligations with respect to the Company, its business and prospects as well as the value of the Settlement Shares, including the likelihood of the same increasing or decreasing in value;

E. Restricted Securities. FCBD acknowledges, accepts and understands that until and unless the same are registered under the Securities Act: (i) the Settlement Shares will be “restricted securities” as that term is defined under the Securities Act; (ii) FCBD will be acquiring the Settlement Shares solely for its own account, for investment purposes and without a view towards the resale or distribution thereof; (iii) the Settlement Shares will be subject of stop transfer orders on the books and records of the Company’s transfer agent and shall be imprinted with a standard form of restrictive legend; and (iv) any sale of the Settlement Shares will be accomplished only in accordance with the Securities Act and the rules and regulations of the Securities and Exchange Commission adopted thereunder; and

G. Accredited Investor. FCBD is an “accredited investor” as that terms is defined in Regulation D of the Securities Act and as such: (i) FCBD has adequate means of providing for its current needs and possible contingencies; (ii) FCBD is capable of evaluating and able to bear the economic risk of a loss of the FCBD’s entire investment in the Settlement Shares; (iii) FCBD has not relied upon any oral statements or representations by the Company or its executive officers or directors; (iv) FCBD understands the undercapitalized and speculative nature of the Company’s business as well as the uncertainties attendant upon the Company’s ability to reach profitability from its present status; and (vi) FCBD has consulted its own financial, legal and tax advisors with respect to the economic, legal and tax consequences of FCBD’s investment in the Company represented by the Settlement Shares.

4. General Release. By virtue of the execution of this Settlement Agreement, each of the Parties hereby releases and discharges the other Party, its officers, directors, shareholders, employees, agents, attorneys, accountants, advisors, consultants, subsidiaries, affiliates, and other representatives, from any and all liability, actions, claims of any kind or nature, expressed, implied, known or unknown, pursuant to or which have arisen, or may arise from the relationship of the Parties under and pursuant to the Agreement and the negotiations and conversations that preceded the Agreement.

5. Entire Agreement. Each of the Parties hereby covenants that this Settlement Agreement is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the Parties with respect to the subject matter of this Settlement Agreement, and that there exists no oral agreement or understanding, express or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

6. Miscellaneous. (a) This Settlement Agreement may be executed in counterparts each of which so executed shall be deemed an original and constitute one and the same agreement. (b) Each Party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new principal place of business. (c) All notices that are required to be or may be sent pursuant to this provision of this Settlement Agreement shall be sent by certified mail, return receipt requested, or by priority overnight package delivery service, to each of the Parties at the address appearing herein, and shall be effective from the date of mailing or the date after the date of the airbill. (d) A modification or waiver of any of the provisions of this Settlement Agreement shall be effective only if made in writing and executed with the same formality as this Settlement Agreement. (e) The failure of any Party to insist upon strict performance of any of the provisions of this Settlement Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature or kind. (f) This Settlement Agreement is binding upon and shall inure to the benefit of and shall be enforceable against the Parties hereto and their respective successors and assigns. (g) This Settlement Agreement, which has been made and executed in the State of Colorado, shall be governed by and interpreted under and construed in all respects in accordance with the laws of the State of Colorado irrespective of the place of domicile or residence of any Party.

IN WITNESS WHEREOF, each of the Parties has executed this Settlement Agreement as of the 24th day of April 2008 by the undersigned thereunto duly authorized.

IPTIMIZE, INC.

By:	/s/ Ron Pitcock
Ron Pitcock, Chief Executive Officer

FIRST CAPITAL BUSINESS DEVELOPMENT, LLC

By:	/s/ Gary J. Graham
Gary J. Graham, Manager

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